As filed with the Securities and Exchange Commission on July 6, 2007

Registration No. 333-142990

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

———————

AMENDMENT NO. 3 TO

FORM SB-2

———————

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE QUANTUM GROUP, INC.

(Name of Small Business Issuer in Its Charter)

Nevada	8742	20-0774748
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

(Address and Telephone Number of Principal Executive Offices)
(Address of Principal Place of Business)

Noel J. Guillama
Chief Executive Officer
The Quantum Group, Inc.
3420 Fairlane Farms Road, Suite C
Wellington, Florida 33414
(561) 798-9800

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Joel D. Mayersohn, Esq.	Ralph V. DeMartino, Esq.
Arnstein & Lehr LLP	Alec Orudjev, Esq.
200 East Las Olas Boulevard, Suite 1700	Cozen O’Connor
Fort Lauderdale, Florida 33301	1627 I Street, NW, Suite 1100
(954) 713-7600	Washington, DC 20006
(202) 912-4800

As soon as practicable after the effective date of this registration statement.

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units each consisting of two shares of Common Stock, par value .001 per share (“Common Stock”), and two Common Stock Purchase Warrants (“Warrant”) (2)	1,725,000	$10.00(3)	$17,250,000	$529.58
Shares of Common Stock included as part of the Units (2)	3,450,000	—	—	—
Warrants included as part of the Units (2)	3,450,000	—	—	—
Shares of Common Stock underlying the Warrants included in the Units (2)(5)	3,450,000	5.00(4)	17,250,000	529.58
Representative’s Unit Purchase Option (“UPO”)	150,000	..0006667	100.0003
Units underlying the UPO, each consisting of two shares of Common Stock and two Warrants	150,000	10.00(5)	1,500,000	46.05
Shares of Common Stock included as part of the UPO	300,000	—	—	—
Warrants included as part of the UPO	300,000	—	—	—

TOTAL			$36,000,100	$1,105.21

(1)

The number of units to be registered and the per-unit price will depend on the market price of our Common Stock.

(2)

Includes 225,000 Units, and 450,000 shares of Common Stock and 450,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Estimated at $10.00 per unit, for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)

Estimated at $5.00 per share, for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)    Estimated at $10.00 per unit, for purposes of calculating the registration fee in accordance with

         Rule 457(g)(2) under the Securities Act.

EXPLANATORY NOTE

The purpose of this amendment is to reconcile the proposed maximum offering price per share for the Representative’s Unit Purchase Option disclosed within the Calculation of Registration Fee and correct the total of the Proposed Maximum Aggregate Offering Price.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, in the city of Wellington, State of Florida, on July 6, 2007.

THE QUANTUM GROUP, INC.

By:	/s/ Noel J. Guillama
Noel J. Guillama,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Noel J. Guillama	/s/ Donald B. Cohen
Noel J. Guillama, Director	Donald B. Cohen, Director
President and Chief Executive Officer	Vice President and Chief Financial Officer (Principal Accounting Officer)
Date: July 6, 2007	Date: July 6, 2007

/s/ Susan Darby Guillama
Mark Haggerty, Director	Susan D. Guillama, Director
Date:	Vice President
Date: July 6, 2007

/s/ James D. Baker	/s/ Michael Rosenbaum
James D. Baker, Director	Michael Rosenbaum, Director
Date: July 6, 2007	Date: July 6, 2007

Peter Nauert, Director	Gregg M. Steinberg, Director
Date:	Date:

/s/ Alberto Del Valle
Alberto Del Valle, Director	Lawrence B. Fisher, Director
Date: July 6, 2007	Date:

Jose de la Torre, Director
Date: